Exhibit 10.1

September 17, 2015

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas  75254

Attn:  Independent Directors

Re: Clarification regarding that certain Third Amended and Restated Advisory Agreement (as amended, the “Advisory Agreement”), dated June 10, 2015, among Ashford Hospitality Prime, Inc. (“Ashford Prime Inc.”), Ashford Hospitality Prime Limited Partnership (the “Prime Operating Partnership”), Ashford Prime TRS Corporation (‘TRS Corp.” and, together with Ashford Prime Inc., Prime Operating Partnership and TRS Corp., collectively “Ashford Prime” ), Ashford Inc. (“Ashford Inc.) and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with Ashford Inc., collectively, the “Advisor”)

Gentlemen:

In connection with Advisor entering into certain definitive documents for the combination of Advisor with Remington Holdings, LP (“Remington”), the independent directors of Advisor and Ashford Prime agree to the following clarification to the Advisory Agreement:

Notwithstanding anything to the contrary contained in the Advisory Agreement including, without limitation, the definitions of “Adjusted EBITDA” and “Net Earnings”, the parties clarify and agree that for purposes of determining the “Termination Fee” under the Advisory Agreement, “Net Earnings” and “Adjusted EBITDA” shall not include Advisor’s Adjusted EBITDA (Advisors GAAP net income plus income taxes, depreciation, amortization and one-time expenses and other adjustments) arising under that certain Ashford Prime Hotel Master Management Agreement dated November 19, 2013, among TRS Corp., Remington Lodging & Hospitality, LLC, and the Landlords (as defined therein) (as amended or supplemented from time to time, the “Master Management Agreement”) attributable to Management Fees, Project Management Fees and Market Service Fees (all as defined in the Master Management Agreement) earned by Remington Holdings, LP and/or its subsidiaries and consolidated with the Advisor.

To evidence your agreement to the foregoing, please execute below.

14185 DALLAS PARKWAY  -  SUITE 1100  -  DALLAS, TEXAS  75254

972-490-9600  -  MAIN    972-490-9605  -  FAX

Sincerely,
ASHFORD HOSPITALITY PRIME, INC.,
On behalf of Ashford Prime

By:	/s/ Curtis B. McWilliams
Curtis B. McWilliams
Lead Director

AGREED:
ASHFORD INC.,
On behalf of Advisor

By:	/s/ Brian Wheeler
Brian Wheeler
Lead Director
Date:	September 17, 2015